UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EASTSIDE DISTILLING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 23, 2024

TO THE STOCKHOLDERS:

Notice is hereby given that the 2024 annual meeting of stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 11:00 a.m., Eastern time, on December 23, 2024 virtually, for the following purposes:

1.	To elect six individuals to the Board of Directors, each to serve until the annual meeting of stockholders to be held in 2025;
2.	To approve, by non-binding “say-on-pay” vote, the compensation of our named executive officers;
3.	To hold a non-binding “say-on-frequency” vote regarding the frequency of future advisory votes on the compensation of our named executive officers (every year, every two years, or every three years);
4.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
5.	To adopt and approve an amendment to our Articles of Incorporation to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-ten (1:10), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board of Directors without further approval or authorization of our stockholders, which we refer to as the “Reverse Split Proposal”;
6.	If the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve the Charter Amendment Proposal, the proxy holders may move to continue, adjourn, or postpone the annual meeting to enable our Board of Directors to solicit additional proxies; and
7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The annual meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/EAST2024 and entering your sixteen-digit control number located on your proxy card.

The Board of Directors has fixed the close of business on October 30, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at this meeting or any adjourned meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

The Company is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Notice of Annual Meeting of Stockholders, the Proxy Statement, our proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone, or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy at your earliest convenience.

By Order of the Board of Directors

Geoffrey Gwin

CEO

Monroe, Connecticut

November 5, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 23, 2024: The proxy statement and our 2023 Annual Report are available at www.proxyvote.com.

Proxy Statement

For the Annual Meeting of

Stockholders To Be Held on December 28, 2024

*	To be voted on at the meeting

EASTSIDE DISTILLING, INC.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Eastside Distilling, Inc., a Nevada corporation, for use at the 2024 annual meeting of stockholders (the “Annual Meeting”) to be held on December 23, 2024 at 11:00 a.m., Eastern time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be a virtual meeting held over the Internet. Our telephone number at our principal executive offices is (971) 888-4264. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Eastside Distilling, Inc.

On or about November 5, 2024, we are mailing to stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement. The Notice contains instructions on how to access the Proxy Materials over the Internet at www.proxyvote.com. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the following:

●	the election of directors;

●	an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement;

●	an advisory (non-binding) vote on the frequency of advisory approval of executive compensation

●	a vote on the ratification of the selection of our independent registered public accounting firm;

●	a vote on a proposal to authorize the Board of Directors to implement a reverse split of the Company’s common stock; and

●	A vote on the Adjournment, if necessary.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote?

The Board of Directors has set October 30, 2024 as the record date for the annual meeting. If you were a holder of record of any class of our voting stock at the close of business on the record date, October 30, 2024 you are entitled to receive notice of the meeting and to vote your shares at the meeting and at any postponement or adjournment thereof. Holders of the Company’s common stock are entitled to one vote per share. Holders of the Company’s Series B Preferred Stock are entitled to 0.016129 votes per share of Series B Preferred Stock. Holders of the Company’s Series F-1 Preferred Stock are entitled to one vote per share.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Transfer Online, Inc., then you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. You are considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All holders of voting stock as of the record date, or their duly appointed proxies, may attend the meeting online.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

What is a proxy statement?

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The Nasdaq Stock Market (“Nasdaq”).

How many shares must be present to hold the meeting?

At least one-third of the shares entitled to vote at the meeting must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present in person at the meeting; or
●	you have properly submitted a proxy by mail, telephone or internet.

As of market close on October 30, 2024, 4,801,065 shares of our common stock, 2,500,000 shares of our Series B Preferred Stock, and 517,775 shares of our Series F-1 Preferred Stock were outstanding and entitled to vote. Because holders of common stock and holders of Series F-1 Preferred Stock are entitled to one vote per share and holders of Series B Preferred Stock are entitled to 0.016129 votes per share, a total of 5,359,162 votes are entitled to be cast at the annual meeting. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker, or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

●	over the telephone by calling a toll-free number;
●	electronically, using the internet; or
●	by completing, signing, and mailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expenses by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please access a proxy card in the materials available on the internet or request a proxy card from us and return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust, or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

Stockholders will not be able to attend the Annual Meeting in person. If you were a stockholder of record as of the Record Date, you may access the virtual meeting by going to www.virtualshareholdermeeting.com/EAST2024 and following the instructions on the website to enter the first 13 digits of your control number printed on your proxy card or Notice of Internet Availability of Proxy Materials.

If you were a beneficial owner as of the Record Date of shares held in “street name” through a broker, bank or other nominee and you wish to attend the meeting and/or vote your shares during the meeting or submit questions during the meeting, you will need to provide proof of your authority to vote (legal proxy), which you must obtain from your nominee reflecting your holdings. You may forward an e-mail from your nominee or attach an image of your legal proxy and transmit it via e-mail to Transfer Online at info@transferonline.com and you should label the e-mail “Legal Proxy” in the subject line. Requests for registration must be received by Transfer Online no later than 12:00 A.M., Pacific Time, on December 20, 2024. You will then receive confirmation of your registration, with a control number by e-mail from Transfer Online. At the time of the meeting, you should go to www.virtualshareholdermeeting.com/EAST2024 and enter the first 13 digits of your control number.

Online access to the Annual Meeting will open at 10:45 a.m. Eastern Time to allow time for stockholders to log-in prior to the start of the Annual Meeting. You may vote or ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not stockholders plan to participate in the virtual-only Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR PROPOSAL NO. 1 the election of all of the six nominees for director;
●	FOR PROPOSAL NO. 2 the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;
ON PROPOSAL NO. 3, the non-binding advisory vote on the frequency of advisory approval of the compensation of our named executive officers, the proxies will select “Three Years”;

●	FOR PROPOSAL NO. 4, the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2024.
●	FOR PROPOSAL NO. 5, the authorization of the Board of Directors to implement a reverse stock split;
●	FOR PROPOSAL NO. 6 if the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 5, our proxy holders may move to continue, adjourn, or postpone the annual meeting at that time to enable our Board of Directors to solicit additional proxies; and
●	IN THE DISCRETION OF the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet, or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust, or other nominee regarding how to revoke your proxy and change your vote.

What is the vote required to approve each matter?

Proposal No. 1: Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The six nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes will have no effect on the vote.

Proposal No. 2: Advisory approval of compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. This proposal will be approved upon the affirmative vote of a majority of the common stock present in person or by proxy at the meeting. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Proposal No. 3: Advisory vote on the frequency of advisory approval of the compensation of our named executive officers. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Board will take into account the results of this vote when determining the frequency of advisory votes on the compensation of our named executive officers. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Proposal No. 4: Independent Registered Public Accounting Firm. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting is necessary to approve the ratification of our independent registered public accounting firm for 2024. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Proposal No. 5: Reverse Split Proposal. The affirmative vote of the holders of a majority of the voting power in the Company is required to approve this proposal. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Proposal No. 6: The Adjournment Proposal. The affirmative vote of a majority of the common stock present in person or by proxy at the meeting is necessary to approve the Adjournment Proposal. For purposes of counting votes on this matter, abstentions will have the effect of voting against the matter and broker non-votes will have no effect on the vote.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting other than the matters described in this proxy statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

What happens if the Annual Meeting is postponed?

Your proxy may be voted at the postponed meeting. You will still be able to change your proxy until it is voted.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

●	FOR PROPOSAL NO. 1, the election of all of the six nominees for director;
●	FOR PROPOSAL NO. 2, the non-binding advisory approval of the compensation of our named executive officers disclosed in this proxy statement;
●	ON PROPOSAL NO. 3, for “Three Years”;
●	FOR PROPOSAL NO. 4, the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for 2024;
●	FOR PROPOSAL NO. 5, the approval of the Reverse Split Proposal; and
●	FOR PROPOSAL NO. 6 the Adjournment Proposal.

Who pays for this proxy solicitation?

All costs incurred by the Board of Directors in soliciting proxies will be borne by the Company. Our directors, officers, and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on December 23, 2024:

Our proxy statement and 2023 Annual Report are

available at www.proxyvote.com.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall have not fewer than three (3) nor more than nine (9) seats. The Board of Directors has set the size of the Board of Directors at six (6). The directors shall be elected at each annual general meeting of the stockholders and, except as otherwise provided by applicable law, our Articles of Incorporation or Bylaws, each director shall hold office until the next annual meeting of stockholders or until the director’s successor has been elected and qualified. If for any reason directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders that is duly called and held for that purpose in the manner provided by the Bylaws.

Set forth below is certain information furnished to us by the director nominees.

Nominees for Director

Six directors are to be elected at the Annual Meeting, each for a one-year term ending on the earlier of: (a) the annual meeting of stockholders to be held in 2025; or (b) her or his successor is duly elected and qualified. The Board of Directors has nominated Eric Finnsson, Robert Grammen, Stephanie Kilkenny, Geoffrey Gwin, Joseph Freedman and Joseph Caltabiano for election to the Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of each of the nominees to the Board of Directors. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of these nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Board of Directors. As there are six positions on the Board of Directors to be filled, proxies may be voted for up to six persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Director Nominees

The names and certain information as of the Record Date about the nominees are set forth below.

Eric Finnsson, age 63, was appointed to our Board of Directors on July 30, 2020. Since March 2019, Mr. Finnsson has served as chief financial officer of GLG Life Tech Corporation, a producer of zero calorie natural sweeteners. Prior to joining GLG Life Tech Corporation, Mr. Finnsson worked as an independent consultant, offering finance and business consulting services to start-ups and individuals investing in China. A retired audit partner, Mr. Finnsson worked for KPMG for over 25 years in Canada, Europe and China, including three years specializing in Global Risk Management in KPMG’s International Headquarters. During his time with KPMG in China, Mr. Finnsson specialized in auditing and advising large multinational groups in the food and beverages and manufacturing sectors. Mr. Finnsson graduated from The University of British Columbia in 1987 with a major in Economics and received his designation as a Canadian Chartered Accountant in 1990.We believe Mr. Finnsson’s experience in finance, compliance and management provides a value to the Board.

Robert Grammen, age 69, was appointed to our Board of Directors on June 15, 2020. Since 1999, Mr. Grammen has been affiliated with EFO Management, LLC, where he currently serves as a managing director. EFO Management, LLC is a family investment office, where Mr. Grammen is responsible for the origination, analysis, structure and execution of direct debt and equity investments across a wide range of asset classes that include IT, healthcare, hospitality, spirits and real estate. Prior to joining EFO Management, LLC, Mr. Grammen served as a vice president of International Trading Group, focusing on the purchase, restructure, and sale of distressed municipal bond debt. Mr. Grammen received his Bachelor of Arts in Economics from Bethany College, Bethany, West Virginia. We believe Mr. Grammen’s experience in finance and investment provides value to the Board.

Stephanie Kilkenny, age 53, was appointed to our Board of Directors on October 24, 2019. Ms. Kilkenny was the former managing director of Azuñia Tequila, and together with her spouse, owns and controls TQLA, LLC (“TQLA”), the majority owner of Intersect Beverage, LLC. Ms. Kilkenny earned a BS Psychology from Ursinus College in Pennsylvania and studied photography and interior design after relocating to California. Her work experience includes client services, operations management and event planning; as well as opening her own interior design firm. Stephanie currently volunteers as Board President of the Lucky Duck Foundation, a non-profit organization committed to preventing and alleviating the suffering of homelessness in San Diego County. The foundation has raised close to $20 million dollars since Ms. Kilkenny and her husband Patrick founded it in 2005. We believe Ms. Kilkenny adds value to the board because of her experience as managing director of Azuñia Tequila.

Geoffrey Gwin, age 56, was appointed as our Chief Executive Officer on February 1, 2022 and our Chief Financial Officer as of June 15, 2020. Mr. Gwin previously served as a member of the board of directors from August 2019 through June 2020. Mr. Gwin formed Group G Capital Partners, LLC in 2003 and has continuously managed its related strategies as its Chief Investment Officer. From June 2018 until February 2020, Mr. Gwin was a Member of Quad Capital Management Advisors, LLC and the Managing Member of Group G Capital Partners, LLC. Mr. Gwin was the Chairman of the Board and later a Board Observer of SMArtX Advisory Solutions, Inc., a private company offering technology solutions to wealth advisors, RIA’s and other financial services firms. Mr. Gwin has held positions at Symphony Asset Management, BHF-BANK Aktiengesellschaft, and Citibank, Inc. over the last three decades. Mr. Gwin holds a Bachelor of Science in Business from Wake Forest University and is a Chartered Financial Analyst. We believe that Mr. Gwin’s experience in corporate finance is a benefit to the Board, and that his presence on the Board facilitates communication between the Board and the Company’s executives.

Joseph Freedman, age 59. Mr. Freedman joined the Board of Directors of Beeline Financial Holdings in 2023, and was appointed to the Board of Directors of Eastside Distilling in October 2024 in connection with the merger of Beeline into Eastside Distilling. Mr. Freedman also serves as Lead Director for Red Cat Holdings Inc. (Nasdaq: RCAT) and as a member of the Boards of Directors of ResiCom Capital Partners, a real estate investment firm, and Fluid Capital Network, a financial services company. In 2006, Mr. Freedman co-founded Event Works Rental, a full service event rental company, and served on its board until 2023. In 2009, he co-founded RFx Legal, a pioneer in automating and optimizing legal services procurement, and served on its board until it was purchased in 2012. In 2002 Mr. Freedman co-founded Richmond Title, and served as its CEO and Board member until it was acquired in 2006. In 1992 he founded AMICUS Legal Staffing, Inc., a national legal search firm, and served as its CEO until it was acquired in 1996. Mr. Freedman is a past president of the Nashville Chapter of Entrepreneurs Organization, as currently serves as its Governance Chair. He also founded Drones for Good Worldwide, a 501(c)(3) organization that provides life-saving drones for humanitarian efforts worldwide. Mr. Freedman earned a B.S. in Finance from Louisiana State University and a J.D. degree from Northwestern California University School of Law. We believe that Mr. Freedman’s experience in bringing business organizations from concept to fruition will serve our management well.

Joseph Caltabiano. Mr. Caltabiano’s career is currently focused on emerging medicine industries. As co-founder and CEO of Healing Realty Trust, a real estate investment company, he is devoted to developing clinical infrastructure necessary to support the administration of healthcare services and novel therapies in the behavioral health market. As founder of JSC Fund, Mr. Caltabiano helps uncover and advance opportunities in cannabis and other regulated sectors. Mr. Caltabiano helped pioneer the cannabis industry by co-founding Cresco Labs, one of North America’s larges vertically integrated cannabis operators, which he grew into a multi-state operator with annualized revenue of over $250 million. Before focusing on emerging medicine industries, Mr. Caltabiano served as Senior Vice President of Mortgage Banking at Guaranteed Rate, one of the largest mortgage providers in the U.S. Mr. Caltabiano has been honored as Man of the Year by the Chicago Leukemia & Lymphoma Society. We believe that Mr. Caltabiano’s extensive experience in mortgage banking will contribute to our efforts in developing a presence in that industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ERIC FINNSSON, ROBERT GRAMMEN, STEPHANIE KILKENNY, GEOFFREY GWIN, JOSEPH FREEDMAN AND JOSEPH CALTABIANO TO THE BOARD OF DIRECTORS.

Executive Officers

The names and certain information about our executive officers as of the Record Date are set forth below:

Name	Age	Position
Geoffrey Gwin	56	Chief Executive Officer
Christopher R. Moe	68	Chief Financial Officer
Stephanie Kilkenny	53	Corporate Secretary

Our executive officers are each appointed by the Board of Directors and serve at the Board’s discretion. There are no family relationships among our officers or directors.

Geoffrey Gwin, see information in preceding section.

Christopher R. Moe. Since 2023 Mr. Moe has served as the Chief Financial Officer of Beeline Financial Holdings, Inc. an AI assisted all digital home loan lending and title platform designed to simplify the process of home financing. In October 2024 Mr. Moe was appointed Chief Financial Officer of Eastside Distilling, in connection with the merger of Beeline into Eastside. From 2018 until 2023, Mr. Moe was the Chief Financial Officer and a Director of Yates Electrospace Corporation, a heavy payload contested logistics drone producer. From 2013 to 2028, Mr. Moe was the Chairman, Chief Executive Officer, and co-Founder of ProBrass Inc., a brass cartridge case manufacturing company that was acquired by Vairog. Earlier he was the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles, and Chief Financial Officer and a Director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. He also held executive finance positions with GH Ventures, Kirkland Investment Corporation, St. Louis Ship Industries, Wasserstein, Perella & Co.’s merchant banking fund and Citicorp’s Leveraged Capital Group. Mr. Moe currently serves as an independent director and chair of the audit committee for Red Cat Holdings, Inc. (RCAT:Nasdaq). His current non-profit service includes serving on the Advisory Board of Innovate Newport and as Trustee Emeritus of The Pennfield School. He is the former Vice Chairman of the Choir School of Newport County and former Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. Mr. Moe served as a Captain of United States Marines and deployed with the 31st Marine Expeditionary Unit twice to the Western Pacific and Indian Ocean. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School.

Stephanie Kilkenny, see information in preceding section.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

On January 22, 2024, Mr. Geoffrey Gwin was appointed as Chairman of the Board. Mr. Gwin has served as the Company’s Chief Executive Officer since 2022. We have determined that our current leadership structure suits our current leadership needs as we seek to implement our new sustainable business strategy and reinvent our business model for sustainable success and value creation. We recognize that different board leadership structures may be appropriate for companies in different situations and should be reviewed and carefully considered periodically in light of the Board’s composition and the needs of the Company. As a result, we intend to closely review and consider the optimal Board leadership structure for the Company at and following the Annual Meeting.

Our chair of the Board of Directors is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding Board of Directors processes and presiding at Board of Directors meetings. We expect our Chair to also act as a liaison between our Board of Directors and executive management, facilitating clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk-management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through our various standing committees as described below, that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our standing committees and management assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. For example, our audit committee is responsible for monitoring and assessing risk exposure related to financing, accounting, and investment risks.

Director Independence

Generally, under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board of Directors has determined that directors Eric Finnsson, Robert Grammen, Joseph Freedman and Joseph Caltabiano are independent within the meaning of Nasdaq listing standards. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board of Directors further considered all transactions set forth under “Certain Relationships and Related Transactions” below.

Standing Committees and Attendance

The Board of Directors held a total of nine meetings during 2023. During 2023, each incumbent director attended at least eight of the meetings of our Board of Directors during the time period in which the director served.

The Board of Directors has established the following standing committees: an audit committee, a compensation committee, and a nominating & corporate governance committee. The Board of Directors determined that establishing standing audit, compensation, and nominating & corporate governance committees is an important element of sound corporate governance. During 2023, each incumbent director attended at least 75% of the meetings of the audit, compensation, and nominating & corporate governance committees upon which each director then served, if any.

Audit Committee

Our audit committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our audit committee currently consists of Eric Finnsson, who is the chair of the committee, Robert Grammen and Joseph Freedman. Each of Messrs. Finnsson, Grammen, and Freedman has been determined by our Board of Directors to be independent in accordance with Nasdaq and SEC standards. Our Board of Directors has also designated Mr. Finnsson as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that Mr. Finnsson possesses the requisite “financial sophistication” under applicable Nasdaq rules. The audit committee operates under a written charter which is available on our website at https://www.eastsidedistilling.com/investors. Both our independent registered accounting firm and internal financial personnel will regularly meet with our audit committee and have unrestricted access to the audit committee. Each member of the audit committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows. Further, no member of the audit committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Audit Committee Report

In connection with our financial statements for the fiscal year ended December 31, 2023, the Audit Committee has:

●	Reviewed and discussed the audited financial statements with management;

●	Discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees); and

●	Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the Audit Committee approved our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024.

Submitted by the Audit Committee:

Eric Finnsson (Chair)

Robert Grammen

Compensation Committee

Our compensation committee reviews and recommends policies, practices, and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our compensation committee currently consists of Joseph Caltabiano, who is the chair of the committee, Joseph Freedman, and Robert Grammen. Each of Messrs. Caltabiano, Freedman and Grammen has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter which is available on the Company’s website at https://www.eastsidedistilling.com/investors. Under its charter, the functions of the compensation committee include:

●	Reviewing and approving annually the corporate goals and objectives applicable to the CEO;
●	Reviewing and approving the compensation of all other executive officers;
●	Reviewing and making recommendations to the Board of Directors regarding incentive compensation plans and equity-based plans;
●	Reviewing and approving any employment agreements, severance agreements or plans or change-in-control arrangements with executive officers;
●	Reviewing director compensation for service on the Board of Directors and committees at least once a year and to recommend any changes to the Board of Directors; and
●	Developing and recommending to the Board of Directors for approval an officer succession plan to develop and evaluate potential candidates for executive positions.

The compensation committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Pursuant to its charter, the compensation committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant, outside legal counsel, or other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The compensation committee did not engage any consultants in 2023.

Nominating & Corporate Governance Committee

Our nominating and corporate governance committee (“Nominating Committee”) evaluates the composition, size and governance of our Board of Directors and its committees, evaluating and recommending candidates for election to our Board of Directors, establishing a policy for considering stockholder nominees and reviewing our corporate governance principles, establishing director compensation and providing recommendations to the Board of Directors. Our nominating committee currently consists of Robert Grammen, who is the chair of the committee, Eric Finnsson and Joseph Caltabiano. Each of Messrs. Grammen, Finnsson and Caltabiano has been determined by our Board of Directors to be independent in accordance with Nasdaq standards. The Nominating Committee operates under a written charter which is available on the Company’s website at hhttps://www.eastsidedistilling.com/investors.

Director Nomination Process

The nominating committee identifies director nominees by first considering those current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of the skills and experiences of the current members and the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skills and experiences. If any member of the Board of Directors does not wish to continue in service, if the nominating committee or the Board of Directors decides not to re-nominate a member for reelection, if the nominating committee or the Board of Directors decided to fill a director position that is currently vacant, or if the nominating committee or the Board of Directors decides to recommend that the size of the Board of Directors be increased, the nominating committee identifies the desired skills needed by the board and will evaluate the experience of a new nominee in light of the criteria described below. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the Board of Directors’ criteria. Research may also be performed to identify qualified individuals and, if appropriate, the nominating committee may engage a search firm. Nominees for director are selected by a majority of the members of the Board of Directors, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination. We anticipate that all of our directors will participate in the consideration of the director nominees for election at the Company’s upcoming annual meeting. Although the nominating committee and the Board of Directors do not have a formal diversity policy, the Board of Directors expects that the nominating committee will consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the nominating committee include judgment, knowledge, skill, diversity (including factors such as race, gender, and experience), integrity, experience with businesses and other organizations of comparable size, including experience in the spirits and mobile canning industries, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors.

In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and all stockholders, act ethically at all times, and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and Nasdaq requirements, unless determined otherwise by the nominating committee, there are no stated minimum criteria, qualities, or skills for director nominees. However, the nominating committee may also consider such other factors as it may deem are in the best interests of us and all stockholders. In addition, at least one member of the Board of Directors serving on the audit committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable Nasdaq and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable Nasdaq rules.

The nominating committee and the Board of Directors may consider suggestions for persons to be nominated for director that are submitted by stockholders. The nominating committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors, or other appropriate sources. Stockholders suggesting persons as director nominees or stockholders who intend to nominate a person as a director nominee must send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 90 days before the anniversary of the prior year’s annual stockholder meeting (unless the annual meeting is to be held more than thirty days before or sixty days after such anniversary, in which case suggestions for nominees must be submitted no later than 90 days prior to the meeting). This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Eastside Distilling, Inc., a description of the proposed nominee’s relationship to the stockholder and any information that the stockholder feels will fully inform the Board of Directors about the proposed nominee and his or her qualifications. The Board of Directors may request further information from the proposed nominee and the stockholder making the recommendation.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests may be directed to our principal executive offices at 755 Main Street, Monroe, Connecticut 06468. Also, a copy of our Code of Business Conduct and Ethics is available on our website. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2023 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Elizabeth Levy-Navarro(1)	-	100,250	-	100,250
Eric Finnsson	-	87,500	-	87,500
Robert Grammen	-	87,500	-	87,500
Stephanie Kilkenny	-	33,750	-	33,750
Joseph Giansante(2)	-	22,137	-	22,137
Geoffrey Gwin	-	-	-	-

(1)	Resigned from Board on January 22, 2024.
(2)	Resigned from Board on August 11, 2023.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for services rendered during the fiscal years ended December 31, 2023 and 2022.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Geoffrey Gwin	2023	250,000	-	-		-	250,000
Chief Executive Officer and Chief Financial Officer	2022	250,000	-	-		-	250,000

Paul Block	2023	-	-	-		-	-
Chief Executive Officer (resigned February 1, 2022)	2022	70,513	-	205,700	(2)	-	276,213

(1)	Mr. Gwin received a grant of 1,250 shares of common stock, which vested on January 15, 2023.
(2)	Mr. Block was issued 8,500 shares of common stock valued at $24.20 per share pursuant to his separation agreement after he resigned from the Company on February 1, 2022.

All Other Compensation

None.

Outstanding Equity Awards at 2023 Fiscal Year-End

There were no equity awards made to any of the Named Executive Officers that were outstanding as of December 31, 2023.

Employment Agreement

Geoffrey Gwin. The Company has entered into an Executive Employment Agreement with Geoffrey Gwin dated July 3, 2024, which was amended on October 7, 2024. The “Effective Date” of the Agreement, as amended, is as of January 1, 2024. The Agreement, as amended, provides that Mr. Gwin will serve as Chief Executive Officer of Eastside on a full-time basis until the third anniversary of the Effective Date. Mr. Gwin will also function as Eastside’s Chief Financial Officer and Chief Compliance Officer without additional compensation, and will serve as Chairman of the Eastside Board of Directors with such compensation as the Board may grant.

The Agreement provides that the Company will pay Mr. Gwin a base salary of $300,000 per year for the first year of his term of employment. Eastside will also pay Mr. Gwin a bonus of $90,000 for special services during 2024. In addition, the Company issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause. In the event that the conversion price of the Company’s Series F Preferred Stock is reduced, the Company will issue to Mr. Gwin a number of common shares equal to one percent of the additional shares issued as a result of the adjustment. The Compensation Committee will review Mr. Gwin’s compensation on an annual basis, and may replace the terms of compensation by agreement with Mr. Gwin.

Either the Company or Mr. Gwin may terminate Mr. Gwin’s employment at will. If Eastside terminates the employment without cause or Mr. Gwin terminates his employment with good reason, Eastside will continue to pay Mr. Gwin’s salary for the lesser of twelve months or the remaining term of employment. The Company also agreed to issue 100,000 shares of common stock to Mr. Gwin if he is terminated by the Company without cause.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions during 2023 as to which the amount involved exceeds the lesser of $0.1 million or one percent (1%) of the average of total assets at year-end for the last two completed fiscal years, which was $0.3 million, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements, which are described above under the headings “Compensation of Directors” and “Executive Compensation.”

LD Investments LLC

On September 29 2023, the Company entered into a Secured Promissory Note with LD Investments LLC (“LDI”) in the principal amount of $1.4 million, representing advances made by LDI to the Company between December 2022 and August 2023. Patrick Kilkenny is the principal owner of LDI. Mr. Kilkenny is the spouse of Stephanie Kilkenny, a member of our Board of Directors.

On September 29, 2023, the Company entered into the Debt Satisfaction Agreement with LDI and other creditors. See: “Debt Satisfaction Agreement” below. The entire principal and interest on the LDI Note were exchanged for equity issued to the SPV, in which LDI holds a 21% interest.

Debt Satisfaction Agreement

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement (the “DSA”) with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company, Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI and TQLA, LLC. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

Pursuant to the DSA, on September 29, 2023, the Company issued to the SPV 296,722 shares of the Company’s common stock and 200,000 shares of its Series C Preferred Stock, and executed a Registration Rights Agreement providing that the Company will register for public resale that common stock and the common stock issuable upon conversion of the Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million and the Company recognized a loss on the conversion of $1.3 million for the year ended December 31, 2023. Specifically, the debt was reduced as follows:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1.9 million;

●	the Company’s debt to LDI of $1.4 million arising from advances made by LDI to the Company during the past 10 months was eliminated;

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to Bigger in April and May of 2021 was reduced by $1.6 million; and

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to District 2 in April and May of 2021 was reduced by $1.6 million.

Further pursuant to the DSA:

●	the maturity date of the secured debt listed above as well as unsecured notes issued by the Company and held by Bigger and District 2 in the aggregate amount of $7.4 million was deferred to March 31, 2025 and the interest rate on all such debt was increased to 8% per annum;

●	the Company, Aegis, Bigger and District 2 entered into an Intercreditor Agreement, pursuant to which the remaining secured debt obligations of the Company to Aegis, Bigger and District 2 were made pari passu;

●	the Common Stock Purchase Warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s common stock, was amended to prevent any exercise of the Warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

●	Upon the liquidation, dissolution and winding up of the Company, or upon the effective date of a consolidation, merger or statutory share exchange in which the Company is not the surviving entity, the holder of each share of the Series C Preferred Stock shall be entitled to a distribution prior to and in preference of the holders of the common stock.

●	In the event the Company declares a dividend payable in cash or stock to holders of any class of stock, the holder of each share of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company’s common stock into which that holder’s Series C Preferred Stock could be converted on the record date for the distribution common stock. The dividends issued on the Company s outstanding Series B Preferred Stock are excluded from this provision.

●	The holders of Series C Preferred Stock shall have no voting rights; except that nothing will limit a holder’s voting rights with respect to shares of any other class of the Company’s common stock held from time to time.

We believe that the foregoing transactions were in the best interests of the Company. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time they are authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Policies and Procedures for Transactions with Related Persons

Our audit committee is responsible for reviewing, approving, and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations on an ongoing basis. Our informal policy has been that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Under this policy, any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee may consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. All of the transactions described above were entered into after presentation, consideration, and approval by our Board of Directors.

In circumstances where one or more members of the audit committee may have a potential conflict of interest with respect to, or an interest in, any relationship or transaction involving the Company, we may establish a special committee consisting of disinterested directors to act on the Company’s behalf with respect to such relationship or such transaction.

STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

Common Stock

The following table sets forth information as of October 30, 2024 as to each person or group who is known to us to be the beneficial owner of more than 5% of any class of our outstanding voting securities and as to the voting security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. As of October 30, 2024, the Company had 4,801,065 shares of common stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of October 30, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address (1)	Number of Common Shares Beneficially Owned		Percentage Owned
Geoffrey Gwin	635,751		13.24%
Eric Finnsson	19,880	(2)	0.41%
Stephanie Kilkenny	200,851	(3)	3.67%
Robert Grammen	124,650	(4)	2.60%
Joseph Freedman	—		—
Joseph Caltabiano	—		—
All officers and directors as a group (6 persons)	981,132		19.81%

(1)	Unless otherwise noted, the address is c/o Eastside Distilling, Inc., 755 Main Street, Monroe, Connecticut 06468.

(2)	Includes 250 shares underlying presently exercisable stock options.

(3)	Includes 7,292 shares held in Ms. Kilkenny’s capacity as trustee of the Stephanie A. Kilkenny Trust, 145,833 shares issuable upon exercise of warrants held by TQLA, LLC, which Ms. Kilkenny, together with her spouse, owns and controls; 1,389 warrants held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust, and 46,337 shares owned by two companies managed by Patrick Kilkenny. Mr. Kilkenny is the spouse of the Reporting Person.

(4)	Includes 250 shares underlying presently exercisable stock options.

Series B Preferred Stock

The following table sets forth information as of October 30, 2024 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding Series B preferred stock. As of October 30, 2024, we had 2,500,000 shares of Series B preferred stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of capital stock shown as beneficially owned by the stockholder.

Name And Address	Number of Series B Preferred Shares Beneficially Owned	Percentage Owned
5% Stockholders:
Crater Lake Pte Ltd	2,500,000	100.00%
883 North Bridge Road #06-05 Southbank Singapore 198785

PROPOSAL NO. 2

ADVISORY VOTE (NON-BINDING) ON EXECUTIVE COMPENSATION

Our executive compensation program is intended to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, this proposal seeks a stockholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the stockholders approve the compensation of Eastside Distilling, Inc.’s executives, as disclosed in the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2023 was reasonable, appropriate, and justified by the Company’s performance. In 2018, the Board of Directors recommended, and our stockholders approved, that the advisory vote on executive compensation be held every year. A replacement vote is being held at this year’s annual meeting. After considering the results of that vote, the Board will determine when the the next advisory vote on executive compensation after the 2024 annual meeting will occur.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM AS DISCLOSED IN THIS PROXY STATEMENT. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED AS PROXIES INTEND TO VOTE ALL PROXIES RECEIVED FOR APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 3

Advisory Vote on the Frequency of Advisory Approval of

the Compensation of our Named Executive Officers

We are asking stockholders to vote, in an advisory manner, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers, such as Proposal No. 2 immediately above. This advisory vote on frequency is required pursuant to Section 14A of the Exchange Act. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer holding an advisory vote on executive compensation every one, two or three years. Stockholders who have no preference may also abstain from voting.

The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and we believe there is reasonable basis for each of the three options. Less frequency would encourage a more long-term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on stockholders required to evaluate the compensation programs of a large number of companies each year. On the other hand, greater frequency provides stockholders the opportunity to react promptly to emerging trends in compensation and gives the Board of Directors and the Compensation Committee the opportunity to evaluate individual compensation decisions and compensation program changes each year in light of the timely feedback from stockholders.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for Eastside at this time. We understand that our stockholders may have different views as to what is the best approach for Eastside and we look forward to hearing from you on this proposal.

Although the stockholders’ vote is advisory and is not binding on the Board of Directors, the Board of Directors will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to alter the frequency of advisory votes and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. As required by the law as currently in effect, the Board of Directors will put the frequency issue before the stockholders for a new advisory vote at least once every six years.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT “THREE YEARS” AS THE FREQUENCY FOR SAY-ON-PAY VOTES. Unless otherwise instructed, the persons named as proxies intend to vote all proxies FOR THE “THREE YEAR” OPTION.

PROPOSAL NO. 4

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the year ending December 31, 2024. M&K began serving as our independent auditor as of October 6, 2017. Services provided to us by M&K in 2023 and 2022 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our stockholders to ratify the selection of M&K as our independent registered public accounting firm for the year ending December 31, 2024.

Representatives of M&K plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

Principal Accountant Fees and Services

Audit Fees

M&K billed us $66,600 in fees for our 2023 annual audit and $64,425 in fees for the completion of our 2022 audit. M&K also billed $37,050 and $34,500 in fees for the review of our quarterly financial statements in 2023 and 2022, respectively.

Audit Related Fees

We paid fees to M&K for assurance and related services of $3,000 and $0 related to other SEC filings in 2023 and 2022, respectively.

Tax Fees

For the years ended December 31, 2023 and 2022, the aggregate fees billed for tax compliance by M&K were $4,000 and $4,000, respectively.

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, our audit committee pre-approves all services to be provided by M&K and the estimated fees related to these services.

All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by M&K was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Vote Required

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ended December 31, 2024, requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

PROPOSAL NO. 5

THE REVERSE SPLIT PROPOSAL

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders to authorize our Board to amend our Charter to effect a reverse stock split (the “Charter Amendment”) of our issued shares of common stock at a specific ratio, ranging from one-for-two (1:2) to one-for-ten (1:10) (the “Approved Split Ratios”), to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split”). A vote for this Reverse Split Proposal will constitute adoption and approval of the Charter Amendment and the Reverse Split that, once effected by filing the Charter Amendment with the Secretary of State of the State of Nevada, will combine between two and ten shares of our common stock into one share of our common stock.

Accordingly, stockholders are asked to adopt and approve the filing of a Certificate of Change (the “Charter Amendment”) to effect the Reverse Split as set forth in the Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split, as well as the specific ratio within the range of the Approved Split Ratios, and provided that the Reverse Split must be effected on or prior to the one-year anniversary date of the Special Meeting. By approving this Reverse Split Proposal, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Split within the range of the Approved Split Ratios.

If adopted and approved by our stockholders, the Reverse Split would be effected at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Special Meeting, if at all. To effect the Reverse Stock Split, the Charter Amendment setting forth the Approved Split Ratio approved by the Board would be filed with the Secretary of State of the State of Nevada and any amendment to effect the Reverse Split at the other Approved Split Ratios would be abandoned. The Board reserves the right to elect to abandon the Charter Amendment and the Reverse Split at any of the Approved Split Ratios if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires that, for continued listing on Nasdaq, the common stock of the Company must sustain a $1.00 minimum bid price (the “Minimum Bid Price Requirement”). On August 29, 2024, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying Eastside Distilling that, for the preceding 32 consecutive business days, the closing bid price for Eastside Distilling’s Common Stock was below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq rules, the Company has been provided a period of 180 calendar days, or until February 25, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price for the Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement. If Eastside Distilling does not regain compliance by the Compliance Date, the Company may be eligible for an additional grace period if, as of the Compliance Date, the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement.

If Eastside Distilling does not regain compliance with the Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to Eastside Distilling that the Common Stock will be subject to delisting. Our shares may then trade on the OTCQB or other small trading markets, such as the OTC Pink market. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

Other Effects. The Board also believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of regaining and maintaining compliance with Nasdaq listing rules.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the Minimum Bid Price. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including the Equity Rule and the Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If this Reverse Split Proposal is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-two (1:2) or exceed a ratio of one-for-ten (1:10). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of November __, 2024, after completion of the Reverse Split, we will have between 2,400,533 and 480,107 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split except for adjustments that may result from the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:2 to 1:10 Reverse Split as of November __, 2024, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities.

After Each Reverse Split Ratio

	Current		1:2 Split		1:5 Split		1:10 Split
Common stock authorized		6,000,000		6,000,000		6,000,000		6,000,000
Common stock outstanding		4,801,065		2,400,533		960,213		480,107
Common stock outstanding – fully diluted(1)		5,124,833		2,562,417		1,024,967		512,484
Shares of common stock authorized but unissued and not reserved		875,167		3,437,583		4,975,033		5,487,516
Price per share, based on closing price on November__, 2024(2)	$		$		$		$

(1)	Includes 40,322 common shares issuable on conversion of outstanding Series B Preferred Stock and 283,446 shares issuable upon exercise of outstanding warrants and options.

(2)	The price per share indicated reflects solely the application of the applicable Reverse Split ratio to the closing price of the common stock on November__, 2024.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on Nasdaq under the symbol “EAST,” assuming that we are able to regain compliance with Nasdaq Continued Listing Requirements, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the per share exercise price and the number of shares issuable upon the exercise of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of November __, 2024 and are on a pre-Reverse Split basis), including:

●	40,322 shares of common stock issuable upon conversion of 2,500,000 outstanding shares of Series B Preferred Stock.

●	130,914 shares of common stock issuable upon conversion of secured convertible promissory notes in the aggregate principal amount of $399,290, with a conversion price of $3.05 per share;

●	190,833 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $26.14 per share;

●	2,021 of common stock issuable upon exercise of stock options, with a weighted average exercise price of $57.95 per share; and

●	239,254 shares of common stock reserved for future issuance under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”).

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on our Equity Incentive Plan

As of November __, 2024, we had 2,021 shares of common stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2016 Plan, as well as 239,254 shares of common stock available for issuance under the 2016 Plan. Pursuant to the terms of the 2016 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of common stock underlying outstanding stock options, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2016 Plan to equitably reflect the effects of the Reverse Split. Furthermore, the number of shares available for future grant under the 2016 Plan will be similarly adjusted.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Nevada unless another effective date is set forth in the Charter Amendment. On the effective date, shares of common stock issued immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Reverse Split Proposal. If the proposed Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificated form (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held in book-entry form at our transfer agent, Transfer Online, in their direct registration system representing the appropriate number of whole shares of our common stock resulting from the Reverse Split. Stockholders of record upon the effective time of the Reverse Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent. As soon as practicable after the effective time of the Reverse Split, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares. Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in our financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Dissenter’s Rights of Appraisal

Any stockholders who dissent from the Reverse Split have no right to appraisal under the Nevada Revised Statutes, our Articles of Incorporation, or our bylaws.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of the material U.S. federal income tax consequences of a Reverse Split to our U.S. Holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses U.S. Holders who hold common stock as capital assets. It does not purport to be complete and does not address U.S. Holders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust with respect to which a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A U.S. Holder generally will not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Split, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of common stock received in the Reverse Split will equal the U.S. Holder’s basis in its old shares of common stock and such U.S. Holder’s holding period in the shares received will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization.

As described above under “Treatment of Fractional Shares,” no fractional shares of the Company’s common stock will be issued as a result of the Reverse Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. A U.S. Holder who receives one whole share of the Company’s common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Charter and Nevada law, approval and adoption of this Reverse Split Proposal requires the affirmative vote of the holders of a majority of the voting power held by all stockholders. Abstentions will have the effect of voting against the Reverse Split Proposal and broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE SPLIT PROPOSAL.

PROPOSAL NO. 6

AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

General

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal No. 5, our proxy holders may move to continue, adjourn, or postpone the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 5. If our stockholders approve this proposal, we could continue, adjourn, or postpone the Annual Meeting and any continued, adjourned, or postponed session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 5, we could continue, adjourn, or postpone the Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary to continue, adjourn, or postpone the Annual Meeting, no notice of the continued, adjourned, or postponed meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is continued, adjourned, or postponed, so long as the meeting is continued, adjourned, or postponed for 30 days or less and no new record date is fixed for the continued, adjourned, or postponed meeting. At the continued, adjourned, or postponed meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of the Adjournment Proposal requires that the majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal vote for approval. Abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

Stockholder Communications with the Board of Directors and Board Attendance at Annual Stockholder Meetings

Our stockholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

We do not maintain a formal policy regarding director attendance at annual stockholder meetings. The Chairman of the Board of Directors is expected to make all reasonable efforts to attend our annual stockholder meeting in person. If the Chairman is unable to attend an annual stockholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the Board of Directors may attend our annual stockholder meeting in person if reasonably possible. The Company held its 2023 annual meeting on December 29, 2023. Our CEO, who was also a member of the Board, attended our 2023 annual meeting of stockholders.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one set of proxy materials. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders will be householding our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 755 Main Street, Monroe, CT 06468, or by telephone at (971) 888-4264. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 755 Main Street, Monroe, Connecticut 06468, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

Stockholder Proposals for 2025 Annual Meeting

Stockholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company- sponsored proxy materials. We currently anticipate holding our 2025 annual meeting of stockholders in August 2025, although the Board may decide to schedule the meeting for a different date. For a stockholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2025, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than June 1, 2025. Unless the Board of Directors announces that the annual meeting will be held later than August 2025, any proposals received after June 1, 2025 will be considered untimely. Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” as calculated in accordance with Rule 14a- 4(c) under the Exchange Act, and may be brought before the 2025 annual meeting of stockholders provided that we receive information and notice of the proposal addressed to our Secretary at our principal executive offices, no later than June 1, 2025.

We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of stockholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Eastside Distilling, Inc., 755 Main Street, Monroe, CT 064681, Attention: Secretary.

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